Exhibit 31.2

I, Stephen B. Huang, certify that:

1.	I have reviewed this annual report on Form 10-K of Altair Nanotechnologies Inc.; and

2.
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2013	By:	/s/ Stephen B. Huang

Stephen B. Huang,

Chief Financial Officer